Exhibit 10.3
EXECUTION VERSION

PRODUCT DEVELOPMENT AGREEMENT

This Product Development Agreement (this “Agreement”), effective as of January 29, 2021 (the “Effective Date”), is made by and between Cardiovascular Systems, Inc., a Delaware corporation with its principal place of business at 1225 Old Highway 8 NW, Saint Paul, Minnesota 55112 (“CSI”), and Chansu Vascular Technologies, LLC, a Delaware limited liability company, with its principal place of business at 715 North Pastoria Avenue, Sunnyvale, CA, 94085 (“CVT” and, together with CSI, the “Parties” and each a “Party”).
WHEREAS, concurrently with the execution of this Agreement, CSI and CVT have entered into the Acquisition Option Agreement (the “Acquisition Option Agreement”), the Loan Agreement (the “Loan Agreement”), the Security Agreement (the “Security Agreement” and, together with the Loan Agreement, the “Loan Documents”), each dated as of the Effective Date (the “Related Agreements”); and
WHEREAS, this Agreement sets forth the terms and conditions of the performance of certain product development services CVT will be performing for CSI.
NOW, THEREFORE, in consideration of the foregoing, including the potential payments to CVT under the Acquisition Option Agreement and the Loan Documents and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:
ARTICLE I
DEFINITIONS

When used in this Agreement, each of the following terms shall have the meaning specified in this Article I:
1.1.    “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
1.2.    “Background Information” means any Information that, as evidenced by a Party’s written records, is owned, licensed or controlled, in whole or in part, directly or indirectly, by such Party or its Affiliates: (a) prior to the Effective Date of this Agreement; or (b) that results from any activity, acquisition, development or other work by such Party or its Affiliates (including if performed concurrently with the Project or the Agreement) that is independent from or unrelated to the Project as set forth the Development Plan or the Agreement. Background Information does not include Foreground Information.
1.3.    “Background IP” means IP that is based on Background Information or IP that, as evidenced by a Party’s written records, is owned, licensed or controlled, in whole or in part,

directly or indirectly, by a Party or its Affiliates: (a) prior to the Effective Date of this Agreement; or (b) that results from any activity, acquisition, development or other work by such Party or its Affiliates (including if performed concurrently with the Project or the Agreement) that is independent from or unrelated to the Project as set forth in the Development Plan or the Agreement. Background IP does not include Foreground IP.
1.4.    “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Wilmington, Delaware are authorized or required by law to be closed for business.
1.5.    “Confidential Information” means any Information that is treated as confidential by a Party or its Affiliates, whether in oral, written, electronic, or other form or media, whether or not such Information is marked, designated, or otherwise identified as “confidential,” and includes any Information that due to the nature of its subject matter or circumstances surrounding its disclosure, would reasonably be understood to be non-public, confidential, or proprietary, including, without limitation: (a) all Information concerning past, present, and future business affairs including finances, customer information, supplier information, products, services, organizational structure and internal practices, forecasts, sales and other financial results, records and budgets, and business, marketing, research, development, sales and other commercial strategies; (b) all Information concerning unpatented inventions, ideas, methods, discoveries, know-how, trade secrets, unpublished patent applications, invention disclosures, invention summaries, and other confidential intellectual property; (c) all designs, specifications, documentation, components, schematics, drawings, protocols, processes, and other visual depictions, in whole or in part, of any of the foregoing; and (d) all notes, analyses, compilations, reports, forecasts, studies, samples, data, statistics, summaries, interpretations, and other materials that contain, are based on, or otherwise reflect or are derived from, any of the foregoing in whole or in part.
1.6.    “Deliverables” means those items to be furnished by CVT under this Agreement, as specified in the Development Plan.
1.7.    “Design Verification Milestone” means completion of the first review of design verification testing (“DVT”) per CVT Design Control procedure in support of first in human study of a Product to occur in accordance with this Agreement in form and substance reasonably acceptable to CSI prior to filing of the DVT to the competent authority, as set forth in the Development Plan under “Calendar Quarter ending September 30, 2021: DVT Completion – FIH Initiation,” which shall be determined in accordance with the following process:
1.7.1.    If CVT reasonably and in good faith determines that the Design Verification Milestone has been achieved, CVT shall provide written notice thereof to CSI along with evidence in reasonable detail of the achievement of the Design Verification Milestone (the “DVT Notice”).
1.7.2.    A final determination of Design Verification Milestone shall be deemed to have occurred (A) as of the date that CSI confirms in writing that Design Verification Milestone has been achieved, or (B) as of the date that is ten (10) Business Days after the date of the DVT

Notice if CSI fails to object to CVT’s determination that Design Verification Milestone has been achieved prior to such date.
1.7.3.    In the event that CSI objects to CVT’s determination, the Parties will negotiate in good faith to resolve any disagreement regarding whether Design Verification Milestone has been achieved.
1.8.    “Development Plan” means the plan for development of the Products, including the scope of work, objectives, milestones and Specifications, and which is attached as Exhibit A and may be amended from time-to-time in accordance with this Agreement.
1.9.    “FDA” shall mean the United States Food and Drug Administration.
1.10.    “FIH Study Completion” means receipt by CVT of a study report establishing that CVT has successfully demonstrated clinical performance in a first-in-human study (a) with a study size that is sufficient to support IDE Approval (i.e., replaces the need for an IDE feasibility study) for a coronary use with an in stent restenosis (ISR) indication with respect to the PTCA-DCB Product or a superficial femoral arterial (SFA) use indication with respect to the PTA-DCB Product and (b) that meets the study objectives by achievement of pre-specified safety and effectiveness endpoints that are defined in the study protocol that has been agreed to in writing by CVT and CSI, which shall be determined in accordance with the following process:
1.10.1.    If CVT reasonably and in good faith determines that the FIH Study Completion for a Product has been achieved, CVT shall provide written notice thereof to CSI along with evidence in reasonable detail of the achievement of FIH Study Completion (the “FIH Notice”).
1.10.2    A final determination of FIH Study Completion shall be deemed to have occurred (A) as of the date that CSI confirms in writing that FIH Study Completion has been achieved, or (B) as of the date that is ten (10) Business Days after the date of the FIH Notice if CSI fails to object to CVT’s determination that FIH Study Completion has been achieved prior to such date.
1.10.3    In the event that CSI objects to CVT’s determination, the Parties will negotiate in good faith to resolve any disagreement regarding whether FIH Study Completion has been achieved.
1.11.    “First FIH Study Milestone” means the occurrence of the first FIH Study Completion with respect to a Product, provided, that such FIH Study Completion occurs on or before the Target Date.
1.12.    “Foreground Information” means Information that arises during the term of this Agreement and within the scope of the Project as set forth in the Development Plan or the Agreement. Foreground Information does not include Background Information.
1.13.    “Foreground Information and IP” means Foreground Information and Foreground IP.

1.14.    “Foreground IP” means IP that is based on Foreground Information or IP that arises under this Agreement and within the scope of the Project as set forth in the Development Plan or this Agreement. Foreground IP does not include Background IP.
1.15.    “IDE Approval” means the receipt of an FDA Letter stating that a Product has achieved unconditional pivotal FDA Investigational Device Exemption approval (i.e., “full approval”) that enables the conduct of a pivotal clinical trial: (a) with respect to the PTCA-DCB Product, for coronary use of the PTCA-DCB Product that is designed to achieve Premarket Approval Application approval for a coronary use with an in stent restenosis indication; and/or (b) with respect to the PTA-DCB Product, for use in superficial femoral artery of the PTA-DCB that is designed to achieve Premarket Approval Application approval for an SFA indication.
1.16.    “Information” means any and all ideas, concepts, data, know-how, discoveries, improvements, methods, techniques, technologies, systems, specifications, analyses, products, practices, processes, procedures, protocols, research, tests, trials, assays, controls, prototypes, formulas, descriptions, formulations, submissions, communications, skills, experience, knowledge, plans, objectives, algorithms, reports, results, conclusions, and other information and materials, irrespective of whether or not copyrightable or patentable and in any form or medium (tangible, intangible, oral, written, electronic, observational, or other) in which such Information may be communicated or subsist. Without limiting the foregoing sentence, Information includes any technological, scientific, business, legal, patent, organizational, commercial, operational, or financial materials or information.
1.17.    “Intellectual Property” or “IP” means all patentable and unpatentable inventions, works of authorship or expression, including computer programs, data collections and databases, and Trade Secrets, and other Information.
1.18.    “Key Supplier” means the suppliers of coating formulation, balloons, packaging and sterilization for the Products.
1.19.    “Losses” means all losses, damages, liabilities, demands, actions or causes of action (including third party claims), charges, interest, judgments, sanctions, fines, penalties, settlements, costs or expenses, including reasonable attorneys’ fees.
1.20.     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, organization, governmental entity or other legal entity.
1.21.    “Products” means the PTA-DCB Product and the PTCA-DCB Product, and “Product” means either Product as the context requires.
1.22.    “Project” means CVT’s performance of development services and furnishing of functional prototype samples as described more fully in the Development Plan.
1.23.    “PTA-DCB Product” means a drug coated balloon catheter to treat superficial femoral arterial lesions of patients with peripheral vascular disease, as more fully described in the Development Plan, as modified by mutual agreement of the Parties in writing, along with any improvements thereto as developed by CVT pursuant to this Agreement.

1.24.    “PTCA-DCB Product” means a drug coated balloon catheter to treat superficial coronary lesions of patients with cardiovascular disease, as more fully described in the Development Plan, as modified by mutual agreement of the Parties in writing, along with any improvements thereto as developed by CVT pursuant to this Agreement.
1.25.    “Second FIH Study Milestone” means the occurrence of the FIH Study Completion with respect to the Second Product, provided, that such FIH Study Completion occurs on or before the Target Date.
1.26.    “Second Product” means the second Product to achieve FIH Study Completion.
1.27.    “Specifications” means the technical specifications for the Products as set forth in, or to be developed in accordance with, the Development Plan.
1.28.    “Target Date” means December 31, 2023.
1.29.    “Third Party Materials” means all materials, software, Information, inventions, methods, procedures and technology owned by third parties.
1.30.    “Trade Secrets” means proprietary and confidential know-how and other Information of a Party which is unpublished and not made available to third parties except under a confidentiality obligation, including, but not limited to, Intellectual Property resulting from the Project. For purposes of this Agreement, all such Information shall be deemed to be, and treated by the Parties as, Trade Secrets regardless of whether or not it may be protectable as a “trade secret” under applicable federal or state law.
ARTICLE II
PROJECT DEVELOPMENT
2.1.    Purpose. CVT shall use commercially reasonable efforts, including, but not limited to, allocating the necessary funds and personnel, to develop the Products according to the Specifications and achieve the development milestones set forth in the Development Plan (the “Development Milestones”) in accordance with this Agreement. CSI shall designate appropriate personnel to work with CVT in connection with the Development Milestones. The Development Plan contains the specific phases, milestones and Deliverables of the Project and identifies the respective responsibilities of the Parties in developing the Products. The Parties may agree to amend the Development Plan, from time-to-time, as circumstances may require, in accordance with Sections 2.5 and 7.10.
2.2.    Steering Committee.
2.2.1.    The Parties shall, within five (5) Business Days after the Effective Date, establish a review team for the Project that shall include two (2) members designated by CVT and one (1) member designated by CSI (the “Steering Committee”). In accordance with the provisions and objectives of this Agreement, the Steering Committee shall coordinate and review the Parties’ respective activities under the Project and ensure communication between the Parties concerning the status and results of the Project.

2.2.2.    The Steering Committee shall meet as needed as determined by the Parties.
2.2.3.    The Steering Committee has only the powers specifically delegated to it by this Agreement and has no authority to act on behalf of any party in connection with any third party. Without limiting the foregoing, the Steering Committee has no authority to, and shall not purport to or attempt to (a) negotiate agreements on behalf of any Party; (b) make representations or warranties on behalf of any Party; (c) waive rights of any party; (d) extend credit on behalf of any Party; or (e) take or grant licenses of, transfer ownership, or otherwise encumber Intellectual Property on behalf of any Party.
2.2.4.    Each Party shall bear all expenses of its respective Steering Committee members related to their participation on the Steering Committee and attendance at Steering Committee meetings.
2.3.    Meetings and Reports. At least once a month, or at some other frequency set forth in the Development Plan, CVT shall provide to CSI a written status report including, at a minimum, the following: (a) description of the work carried out by CVT in the previous month pursuant to the Development Plan; (b) transcripts of meetings with, and copies of correspondence and submissions to or from, any regulatory bodies or other governmental authorities regarding the Project or a Product; (c) current status against the Deliverables listed in the Development Plan; (d) how the Project is tracking against the schedule in the Development Plan; and (e) current problems or challenges related to the work under the Development Plan, if any, and a resolution plan to address them.
2.4.    Delays. Each Party will promptly notify the other Party in the event of any actual or anticipated delay that may affect its ability to meet any date set forth in the Development Plan. The Parties recognize the need to maintain the development schedule so notification at the earliest awareness of a potential schedule impact to permit efforts to be made to recover lost time in order to maintain the development schedule. Following such notice, the Parties will cooperate and use their respective commercially reasonable efforts to solve any problems identified.
2.5.    Modifications to the Development Plan.
2.5.1.    Each Party may from time-to-time request a modification to the Development Plan. All such requests must be in writing.
2.5.2.    Following a request by CSI, CVT will promptly deliver to CSI an evaluation specifying whether the proposed change is feasible and setting forth the impact, if any, the proposed modification will have on the Development Plan and the budget. Following receipt of CVT’s evaluation, CSI will promptly notify CVT whether it wishes to have the proposed modification implemented.
2.5.3.    Any request by CVT will include the rationale for the modification and specify the impact, if any, the modification will have on the Development Plan and the budget. Following receipt of CSI’s evaluation of CVT’s request, including any limitations or restrictions of the proposed modification, CVT will promptly notify CSI whether it wishes to have the proposed modification implemented.

2.5.4.    Any modification agreed to by the Parties resulting in a change to the Development Plan must be documented in a written revision to the Development Plan in accordance with Section 7.10.
2.6.    Subcontracting. CVT may not subcontract any portion of the work associated with the Development Plan or utilize any Key Suppliers without CSI’s prior written consent signed by an authorized representative of CSI; provided, however, that CVT may identify subcontractors and Key Suppliers in the Development Plan. Any subcontracting will be subject to the following terms:
2.6.1.    The subcontracting must be under a written agreement which obligates the subcontractor to comply with substantially similar relevant terms and conditions of the Agreement and the Development Plan as though it were CVT.
2.6.2.    CVT is responsible to CSI for all acts and omissions of the subcontractor in relation to this Agreement, including breaches of confidentiality or misuse of Intellectual Property.
2.7.    [Reserved].
2.8.    Representations and Warranties. CVT represents and warrants to CSI that:
2.8.1.    CVT will render services to CSI hereunder in a lawful, businesslike and professional manner in accordance with generally accepted standards for the nature of the work performed and will act in a manner reasonably calculated to protect the good name and business reputation of CSI;
2.8.2.    CVT will use commercially reasonable efforts to satisfy its obligations under the Development Plan and provide Deliverables free of defects on delivery. Further, CVT warrants that it will not incorporate into any Deliverable the Confidential Information, Intellectual Property or Trade Secrets of any third party without the authorization of any such third party;
2.8.3.    CVT is not now, and will not be at any time during the term of this Agreement, under any obligation of a contractual or other nature to any Person which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair the execution of this Agreement or the performance by CVT of CVT’s obligations hereunder;
2.8.4.    CVT has or will obtain any necessary permits or licenses to perform the services contemplated hereunder and otherwise comply with all applicable laws or regulations in performance of services described herein; and
2.8.5.    all Deliverables shall be (i) free and clear of all liens and encumbrances, (ii) original and not copied, and (iii) to the best of CVT’s knowledge free and clear of all claims, or demands of third parties, including any claims by any such third parties of any right, title or interest in or to such Deliverables arising out of any Trade Secret, copyright or patent.
2.9.    Indemnification.

2.9.1    Each Party (an “Indemnifying Party”) shall indemnify, defend, and hold harmless the other Party, its Affiliates and their respective customers, officers, directors, employees, agents, successors, and assigns (collectively, the “Indemnified Parties”) against all Losses arising out of or resulting from any third-party claim, suit, action, or proceeding related to or arising out of or resulting from (a) the other Party’s breach of any representation, warranty, covenant, or obligation under this Agreement; or (b) use by a Party of the other Party’s Background IP in connection with any activities performed pursuant to the Project (each an “Action”).
2.9.2    Each Indemnified Party shall promptly notify the Indemnifying Party in writing of any Action and cooperate with the Indemnified Party at the Indemnifying Party Party’s sole cost and expense. The Indemnifying Party shall immediately take control of the defense and investigation of the Action and shall employ counsel reasonably acceptable to the Indemnified Party to handle and defend the Action, at the Indemnifying Party’s sole cost and expense. The Indemnifying Party shall not settle any Action in a manner that adversely affects the Indemnified Party’s rights without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld or delayed. The Indemnified Party’s failure to perform any obligations under this Section 2.9.2 shall not relieve the Indemnifying Party of its obligation under this Section 2.9.2 except to the extent that the Indemnifying Party can demonstrate that Indemnifying Party has been materially prejudiced as a result of the failure. The Indemnified Party may participate in and observe the proceedings at its own cost and expense with counsel of Indemnified Party’s own choosing.
ARTICLE III
CONFIDENTIALITY

3.1.    Non-Disclosure. The Parties acknowledge that CSI and CVT have previously executed a certain Mutual Non-Disclosure Agreement, dated August 21, 2020 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with the its terms and each of CSI and CVT will hold, and will cause its respective directors, officers, employees, agents and advisors (including attorneys, accountants, consultants, bankers and financial advisors) to hold, any Confidential Information (as defined in the Confidentiality Agreement) confidential in accordance with the terms of the Confidentiality Agreement.
3.2.    Publicity. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), neither Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement. Notwithstanding the foregoing, (a) CSI shall be entitled to make any public disclosure required by applicable Laws and any rules or regulations of any supervisory, regulatory or other governmental authority having jurisdiction over it or any of its Affiliates (including the Securities and Exchange Commission and the New York Stock Exchange), including disclosure of this Agreement as a material contract in its filings with the Securities and Exchange Commission and any subsequent disclosures and press releases related thereto and (b) nothing contained in this Agreement will limit CSI’s (or its Affiliates’)

rights to disclose the existence of this Agreement and the general nature of the transaction described herein on any earnings call or in similar discussions with financial media or analysts, stockholders and other members of the investment community.
ARTICLE IV
INTELLECTUAL PROPERTY

4.1.    General. The Parties acknowledge and agree that, except as expressly provided in this Agreement or the Development Plan, no rights under either Party’s Intellectual Property are granted to the other Party.
4.2.    Identification. CVT shall identify in the Development Plan which portion of the Deliverables it anticipates will be comprised of Background Information, Background IP and Third Party Materials. If CVT desires to change the portion of the Deliverables it anticipates will be comprised of Background Information, Background IP or Third Party Materials during performance of the Development Plan, any such changes require CSI’s prior written consent through the procedure in Section 2.5. Any portion of the Deliverables which is not described in the Development Plan as Background Information, Background IP or Third Party Materials shall be deemed Foreground Information or Foreground IP. CVT shall not use Third Party Materials except as permitted in this Section 4.2.
4.3.    Ownership.
4.3.1.    Background Information and IP. Except as expressly provided herein otherwise, all right, title and interest in and to any and all Background Information and Background IP shall remain solely and exclusively with the respective Party or its Affiliates, or its third party suppliers, as the case may be.
4.3.2.    Foreground Information and IP. All right, title and interest in and to Foreground Information and IP to the Products shall vest in CVT regardless of whose employee or employees made an invention or creation or the Party that commissioned a third party to make an invention or creation on its behalf, resulting in such Foreground Information or Foreground IP. Accordingly, CSI hereby irrevocably and unconditionally grants and assigns to CVT in perpetuity, now and in the future, all rights, title, and interest whatsoever throughout the world in and to Foreground Information and Foreground IP to the Product made by CVT, alone or with others, except as set forth in Section 4.4.
4.4.    License for Project. Each Party hereby grants to the other Party and its Affiliates a non-exclusive, non-transferable, world-wide, royalty-free and fully paid-up license, without the right to grant sublicenses, under any and all Intellectual Property Rights during the Term solely for the purpose of performing activities necessary for the Project and in accordance with the provisions of this Agreement.
4.5.    License of Background IP. CSI grants to CVT and its Affiliates a non-exclusive, irrevocable, perpetual, world-wide, transferable, royalty-fee, fully-paid license, with the right to sublicense, in and to Background IP to the extent embodied in, practiced by or used in any Deliverable provided under this Agreement, to make, have made, use, offer to sell or rent, sell, rent, import, otherwise dispose of and/or practice or prepare derivative works based upon, the Products.
4.6.    Exceptions to Licenses. Notwithstanding anything to the contrary in this Agreement, no licenses are granted pursuant to this Article IV by either Party under Third Party Materials which are not licensable, or, if licensable, would require payment of a royalty or other consideration by the licensing Party to a third party other than an Affiliate of that Party.
ARTICLE V
TERM, TERMINATION AND LIABILITY

5.1.    Term. This Agreement shall become binding and enforceable on the Effective Date, and this Agreement shall continue in force until all obligations outlined in the Development Plan have been fulfilled or discharged, unless terminated sooner in accordance with Section 5.2.
5.2.    Termination. Notwithstanding Section 5.1, this Agreement may be terminated in accordance with the following provisions:
5.2.1.    CSI may terminate this Agreement and the Development Plan upon written notice to CVT if CVT is in default under any Related Agreement.
5.2.2.    Either Party may terminate this Agreement and the Development Plan upon thirty (30) days’ written notice to the other Party if the other Party is in default in any material obligation under this Agreement, including failure to achieve a milestone or other material requirement of the Development Plan, and the other Party fails to cure said default within said thirty (30)-day period.
5.2.3.    Either Party may terminate this Agreement at any time by giving written notice to the other Party should the other Party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors or go into liquidation or receivership.
5.2.4.    This Agreement shall terminate upon either closing of the transactions contemplated by the Acquisition Option Agreement or termination of the Acquisition Option Agreement or the Loan Agreement.

5.3.    Rights and Obligations on Termination.
5.3.1.    In the event of termination of this Agreement by CSI, on request by CSI, CVT shall immediately cease to perform the work contemplated hereunder. In the event the termination relates to only part of the services to be rendered under this Agreement, then the Parties’ obligations for performance under this Agreement shall not be affected and shall continue in accordance with the Development Plan. The Parties may agree to provide alternate termination procedures in the Development Plan and the terms concerning termination in the Development Plan shall supersede the terms set forth in this Agreement for the Development Plan.

5.3.2.    The termination of this Agreement shall not affect either Party’s right to pursue any other remedy at law or in equity which it may have against the other Party for breach of contract or otherwise.
5.4.    Survival. The rights and obligations of the Parties set forth in this Section 5.4 and Article I (Definitions), Section 2.9 (Indemnification), Article III (Confidentiality), Section 4.3 (Ownership), Article VI (Dispute Resolution) and Article VII (Miscellaneous), and any right, obligation, or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, shall survive any such termination or expiration.
ARTICLE VI
DISPUTE RESOLUTION

6.1.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
6.2.    Discussions. The Parties recognize that disputes may arise that might not be resolved by the Steering Committee. Except as otherwise provided in this Agreement, and except for equitable relief, the Parties shall use their best efforts to resolve any dispute between them promptly and amicably and without resort to any legal process if feasible within thirty (30) days of receipt of a written notice by one Party to the other Party of the existence of such dispute. Upon receipt of such notice, the chief executive officers of the Parties shall promptly meet in good faith to discuss such dispute. The foregoing requirement in this Section 6.2 shall be without prejudice to either Party’s rights, if applicable, to terminate this Agreement under Section 5.2.
6.3.    JURISDICTION. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEWCASTLE, DELAWARE OR IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
6.4.    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE,

EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4.
ARTICLE VII
MISCELLANEOUS

7.1.    No Waiver. The failure of either Party to enforce at any time or for any period any of the provisions of this Agreement shall not be construed to be a waiver of those provisions or of the right of that Party thereafter to enforce each and every provision hereof.
7.2.    Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, that, notwithstanding the foregoing, CSI shall have the right to assign this Agreement without consent to any Affiliate of CSI, in which case CSI will remain liable for its obligations under this Agreement. No assignment shall relieve the assigning Party of any of its obligations hereunder.
7.3.    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent (i) during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.3):
If to CVT:
Chansu Vascular Technologies, LLC
715 North Pastoria Avenue
Sunnyvale, CA, 94085
Attn: Philippe Marco, CEO
With a copy to:
Chansu Vascular Technologies, LLC

4725 College Park, Suite 200
San Antonio, TX. 78249
Attn: John Asel, CFO

If to CSI:
Cardiovascular Systems, Inc.
1225 Old Highway 8 NW
Saint Paul, Minnesota 55112
Attn: VP of Corporate Development
With a copy to:
Cardiovascular Systems, Inc.
1225 Old Highway 8 NW
Saint Paul, Minnesota 55112
Attn: General Counsel
Any such notice, report or statement sent in accordance with this Section 7.3 shall be deemed duly given upon dispatch, subject to proof of receipt.
7.4.    Independent Contractor Status. The relationship between CVT and CSI established hereby is that of independent contractors, and nothing contained herein shall be deemed to create a relationship of employer and employee, principal and agent, partners, or otherwise. Neither Party shall have any authority to obligate the other in any respect nor hold itself out as having any such authority. All personnel of CVT shall be solely employees of CVT and shall not represent themselves as employees of CSI, and all personnel of CSI shall be solely employees of CSI and shall not represent themselves as employees of CVT. CVT shall bear sole responsibility for payment of compensation to its personnel.
7.5.    Titles of Articles and Sections. The titles of the Articles and Sections of this Agreement are used for convenience of reference only and are not intended to and shall not in any way enlarge or diminish the rights or obligations of the Parties or affect the meaning or construction of this document. All references to “Sections” or “Articles” mean the Sections and Articles of this Agreement.
7.6.    Remedies. Unless otherwise expressly provided, all remedies hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.
7.7.    Severability. In the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
7.8.    Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Whenever the singular is used in this Agreement, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Any reference to an Article, Section, Exhibit, Schedule, clause, subclause, paragraph or subparagraph is a reference to an Article, Section, Exhibit, Schedule, clause, subclause, paragraph or subparagraph.
7.9.    Investigation; Joint Preparation. Each Party acknowledges that it has had adequate opportunity to make whatever investigation or inquiry it deems necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof. Each Party further acknowledges that it has read and understands each provision of this Agreement. This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party, it being agreed that each Party has had an opportunity to consult with counsel of its own choosing regarding the terms and conditions of this Agreement.
7.10.    Integration/Modification/Entire Agreement. This Agreement (including, but not limited to, any Exhibits, which are incorporated by reference and made a part of this Agreement) sets forth the entire agreement and understanding between the Parties as to the subject matter hereof, and supersedes, integrates and merges all prior discussions, correspondence, negotiations, understandings or agreements and except for any confidentiality agreements between CVT and CSI (or any of their respective Affiliates) which, in each case, shall continue in full force and effect (as modified by this Agreement, if applicable). This Agreement (including the Development Plan) may not be altered, amended, modified or otherwise changed in any way except by a written instrument, which specifically identifies the intended alteration, amendment, modification or other change and clearly expresses the intention to so change this Agreement, signed by an authorized representative of the Parties.
7.11.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
Signature page follows.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
CHANSU VASCULAR TECHNOLOGIES, LLC
By: /s/ Philippe Marco
Name: Philippe Marco
Title: CEO
CARDIOVASCULAR SYSTEMS, INC.
By: /s/ Scott Ward
Name: Scott Ward
Title: Chairman, President and Chief Executive Officer

[Signature Page to Product Development Agreement]

EXHIBIT A: DEVELOPMENT PLAN